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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 30, 2004


                                 CRDENTIA CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                  000-31152                  76-0585701
(State or Other Jurisdiction of    (Commission              (I.R.S. Employer
       Incorporation)              File Number)           Identification Number)

                         14114 DALLAS PARKWAY, SUITE 600
                               DALLAS, TEXAS 75254
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 850-0780
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

SERIES B-1 PREFERRED STOCK

         On September 30, 2004, Crdentia Corp. (the "Company") issued 12,644 shares of Series B-1 Convertible Preferred Stock in exchange for the cancellation of $758,640 in outstanding principal plus accrued and unpaid interest under certain convertible subordinated promissory notes issued in 2003. The holders of such notes included James D. Durham, the Company's Chairman and Chief Executive Officer, Robert P. Oliver, a member of the Company's Board of Directors, and Health Care Investment Visions, LLC, an entity in which Joseph M. DeLuca, a member of the Company's Board of Directors, is a Managing Member.

         The shares of Series B-1 Convertible Preferred Stock issued on September 30, 2004 were initially convertible into approximately 1,264,400 shares of the Company's Common Stock. The rights, preferences and privileges of the Series B-1 Convertible Preferred Stock are set forth in the Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock, a copy of which was filed as Exhibit 4.1 to the report on Form 8-K filed by the Company on August 24, 2004.

         In addition, the holders of such shares of Series B-1 Convertible Preferred Stock are entitled to certain registration rights set forth in the Registration Rights Agreement dated August 9, 2004 by and among the Company and the investors listed on Schedule A thereto, a copy of which was filed as Exhibit
4.2 to the report on Form 8-K filed by the Company on August 24, 2004.

DIVIDEND AND DISTRIBUTION ON PREFERRED STOCK

         Effective as of September 30, 2004, the Company issued 712,860 shares of its Common Stock as a dividend and distribution on shares of its Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series B-1 Convertible Preferred Stock and Series C Convertible Preferred Stock.

CONVERSION OF PREFERRED STOCK

         Effective as of September 30, 2004, the Company issued (i) 4,583,333 shares of Common Stock in connection with the voluntary conversion of 2,750,000 shares of Series A Convertible Preferred Stock; (ii) 833,333 shares of Common Stock in connection with the voluntary conversion of 2,500,000 shares of Series B Convertible Preferred Stock; and (iii) 411,200 shares of Common Stock in connection with the voluntary conversion of 4,112 shares of Series B-1 Convertible Preferred Stock. All such conversions were effected pursuant to the provisions of the Company's Amended and Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of each respective series of Preferred Stock.

         In connection with (i) the conversions and (i) the dividend and distribution on the Preferred Stock described above, (a) 4,604,660 shares of Common Stock were issued to MedCap Partners L.P. (C. Fred Toney, a member of the Company's Board of Directors, is the Managing Member of MedCap Management & Research LLC, the General Partner of MedCap Partners L.P.); (b) 117,897 shares of Common Stock were issued to James D. Durham, the Company's Chairman and Chief Executive Officer; (c) 93,940 shares of Common Stock were issued to Robert P. Oliver, a member of the Company's Board of Directors; (d) 174,790 shares of Common Stock were issued to Robert Kenneth, a member of the Company's Board of Directors; and (e) 46,970 shares of Common Stock were issued to Heath Care Investment Visions, LLC, an entity in which Joseph M. DeLuca, a member of the Company's Board of Directors, is a Managing Member.

EXEMPTION FROM REGISTRATION

         The shares of Series B-1 Convertible Preferred Stock (including any shares of capital stock issuable upon conversion of such shares) and the shares of Common Stock issued (i) as a dividend and distribution on the Company's Preferred Stock and (ii) upon conversion of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock (collectively , the "Securities") were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CRDENTIA CORP.


October 6, 2004                               By: /s/ James D. Durham
                                                  ------------------------------
                                                  James D. Durham
                                                  Chief Executive Officer